UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 9, 2015

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 9, 2015, Esterline Technologies Corporation (the “Company”) entered into a Seventh Amendment to Credit Agreement with certain of its subsidiaries, Wells Fargo Bank, National Association, as Administrative Agent (“Administrative Agent”), and the lenders party thereto (“Lenders”) (the “Seventh Amendment”).

The Seventh Amendment amended the Credit Agreement dated as of March 11, 2011 among the Company, certain of its subsidiaries, Administrative Agent and certain lenders (the “Credit Agreement”). The Credit Agreement originally provided debt financing to the Company in the form of a revolving loan facility in a maximum amount of $460,000,000 (including a letter of credit subfacility in a maximum amount of $100,000,000 and swingline subfacility in a maximum amount of $15,000,000) (the “Revolving Credit Facility”). The Credit Agreement was amended in July 2011 to provide a €125,000,000 term loan (the “Euro Term Loan”) to one of the Company’s indirect subsidiaries organized under the laws of England and Wales, and further amended in April 2013 to provide a $175,000,000 term loan to the Company (the “US Term Loan”). The Euro Term Loan and US Term Loan have been repaid in full.

The Seventh Amendment, among other things, increased the Revolving Credit Facility commitment to a maximum amount of $500,000,000 to include a letter of credit subfacility in a maximum amount of $100,000,000, a swingline subfacility in a maximum amount of $50,000,000, a subfacility for multicurrency borrowings in a maximum amount of $500,000,000, and a subfacility for borrowings by certain foreign subsidiaries of the Company in a maximum amount of $500,000,000 in United States dollars, Canadian dollars, euros, pounds sterling and such other currencies as approved by the Lenders (the “Foreign Subfacility”). The Seventh Amendment provides, in addition to the Revolving Credit Facility, a new single-advance $250,000,000 term loan to the Company (the “Term Loan Facility”) that may be drawn by the Company at any time prior to October 9, 2015. The Term Loan Facility may be used for general business purposes and may be used to repay in full the Company’s 7% Senior Notes due 2020 and to pay the fees and expenses in connection with the Seventh Amendment. The final maturity date for the Revolving Credit Facility and Term Loan Facility is April 9, 2020.

The guarantors under the Revolving Credit Facility and the Term Loan Facility are substantially the same as under the Credit Agreement prior to giving effect to the Seventh Amendment. The Company and the guarantors also guarantee the obligations of the foreign borrowers under the Foreign Subfacility. No foreign borrower is liable as a borrower or guarantor for any of the obligations of any other foreign borrower.

The Revolving Credit Facility and Term Loan Facility are secured by substantially the same collateral as provided for in the Credit Agreement prior to giving effect to the Seventh Amendment, except that going forward, no foreign borrower will be required to pledge any assets to secure any of the credit facilities.

The foregoing description of the Revolving Credit Facility and Term Loan Facility is qualified in its entirety by reference to the Seventh Amendment, a copy of which is filed as Exhibit 10.1 to this Report, and by reference to the Credit Agreement, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

10.1	Seventh Amendment dated as of April 9, 2015 among Esterline Technologies Corporation, the foreign borrowers party thereto, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders parties thereto.

Exhibit	Description

10.2	Credit Agreement dated as of March 11, 2011 among Esterline Technologies Corporation, the guarantors party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders and other parties thereto. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed March 15, 2011 [Commission File Number 1-6357].)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: April 13, 2015	By:	/s/ Robert D. George
	Name:	Robert D. George
	Title:	Chief Financial Officer, Vice President & Corporate Development

EXHIBIT INDEX

Exhibit	Description

10.1	Seventh Amendment dated as of April 9, 2015 among Esterline Technologies Corporation, the foreign borrowers party thereto, the subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders parties thereto.